UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2013, MicroStrategy Incorporated (the “Company”) entered into an agreement (the “Purchase Agreement”) for the sale of all of the outstanding capital stock of its wholly-owned subsidiary Angel.com Incorporated (“Angel”) to Genesys Telecommunications Laboratories, Inc. (the “Buyer”). Angel is a provider of cloud-based customer experience management (CEM) solutions for interactive voice response and contact centers.

Pursuant to the Purchase Agreement, at the closing of the sale transaction, the Company will receive from the Buyer aggregate consideration of approximately $110 million in cash, which will be subject to certain post-closing purchase price adjustments. The transaction is subject to regulatory approval and the satisfaction of customary closing conditions, and is expected to close in March 2013.

The Purchase Agreement contains customary seller representations, warranties, and covenants. In addition, the Company has agreed to indemnify the Buyer for claims resulting from the Company’s breach of its representations, warranties, or covenants, provided that the claims with respect to breaches of representations and warranties exceed agreed upon threshold and deductible amounts, and subject in most cases to agreed upon caps.

Pursuant to the Purchase Agreement, the Company’s Chinese and Polish subsidiaries will transfer specified employees performing services for Angel and certain associated equipment to subsidiaries of the Buyer. The Company has also agreed to provide (or cause to be provided) certain transition services to Angel for various specified time periods after the closing of the transaction. In addition, the Company and Angel have agreed to grant each other licenses to use certain intellectual property of the other after the closing of the transaction.

On February 26, 2013, the Company issued a press release announcing this transaction. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing summary is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated February 26, 2013, announcing the Company’s sale of Angel subsidiary.

99.2	Stock Purchase and Sale Agreement by and between MicroStrategy Incorporated and Genesys Telecommunications Laboratories, Inc., dated February 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 26, 2013, announcing the Company’s sale of Angel subsidiary.

99.2	Stock Purchase and Sale Agreement by and between MicroStrategy Incorporated and Genesys Telecommunications Laboratories, Inc., dated February 25, 2013.